EXHIBIT 16.2


SELLERS & ANDERSEN, L.L.C.                        941 East 3300 South, Suite 202
Certified Public Accountants                          Salt Lake City, Utah 84106
and Business Consultants                                  Telephone 801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                   August 21, 2003


Re:      Boston Pacific Medical, Inc.


Dear Sir:

This is to confirm that the client-auditor relationship between Boston Pacific Medical, Inc. and Sellers & Andersen, L.L.C. has ceased.

Sincerely,
/s/ Sellers & Andersen, L.L.C.